Exhibit 99.1

Vyyo Reports Financial Results for the Quarter

Ended December 31, 2007

~Initiates Plan to Consolidate International Operations into Atlanta Area,
Strengthening Customer Support and Operational Efficiencies~

NORCROSS, Ga, February 4 /PRNewswire-FirstCall/ — Vyyo Inc. (Nasdaq: VYYO), a supplier of broadband access equipment for cable system operators, today reported financial results for the quarter ended December 31, 2007.

For the quarter ended December 31, 2007, Vyyo reported sales of $2.3 million, compared to $2.6 million in the quarter ended September 30, 2007 and $1.7 million in the quarter ended December 31, 2006. Loss for the quarter ended December 31, 2007 was $8.5 million, or $0.46 per share, compared to a loss of $8.7 million, or $0.47 per share, in the quarter ended September 30, 2007 and a loss of $6.5 million, or $0.36 per share, in the quarter ended December 31, 2006.

Vyyo’s cash and cash equivalents and short-term investments totaled $12.7 million at December 31, 2007, down from $19.2 million at September 31, 2007.

Vyyo announced that it has begun to consolidate its Israeli research and development, engineering, logistics and customer support functions into its Norcross, GA offices.  The company plans to reduce its workforce by approximately 100 management and staff positions and transfer its production from Israel by expanding its use of contract manufacturers in Asia.  The plan is a continuation of Vyyo’s efforts to respond to the need of its customers while increasing operational efficiencies.  The company anticipates the plan will result in cost savings of $20 million annually.

The company also announced that it has signed a two-year Master Purchase Agreement with a Top Five cable operator for its UltraBand™ products.

“The actions we have begun to implement will strengthen our customer focus, improve operational efficiencies and enable Vyyo to sustain its business through cable’s lengthy technology adoption cycle,” said Wayne H. Davis, CEO of Vyyo.   “We are grateful to our Israel-based employees for their many contributions over the years, but feel that this difficult action is essential to achieving our goal of Vyyo’s UltraBand as a key component of Cable’s next generation network architecture.”

Additionally, Vyyo received notification from the NASDAQ Listings Qualifications Department that the company does not comply with the minimum $50 million market value of listed securities required for continued listing on The Nasdaq Global Market set forth in Marketplace Rule 4450(b)(1)(A).  As of January 28, 2008, NASDAQ’s calculation of the market value of Vyyo’s listed securities was $44,920,520 based on 18,639,220 shares outstanding and a closing bid price of $2.41.  There is no change in the trading of Vyyo common stock on The Nasdaq Global Market at this time.

The company will have 30 calendar days, or until February 28, 2008, to regain compliance with The Nasdaq Global Market continuing listing requirements through achieving a $50 million market value of listed securities for 10 consecutive business days. If Vyyo does not regain compliance by February 28, 2008, then it has the right to appeal any decision by NASDAQ to delist the company’s shares from The Nasdaq Global Market. During any appeal process, shares would continue to trade on The Nasdaq Global Market.

The company may also apply to transfer its securities to The Nasdaq Capital Market.  If it does so before February 28, 2008, the initiation of any delisting proceedings will be stayed pending review of the application. Currently, the company believes that it meets the criteria for transfer to The Nasdaq Capital Market.

Investor Conference Call

The company will host an investor conference call to discuss results for the quarter ended December 31, 2007 on Tuesday, February 5, 2008 at 9:00 AM EST after which management will host a question and answer session.  The telephone dial-in numbers are 800-218-0713 for domestic participants and 303-262-2211 for international paricipants.  Please dial-in give to 10 minutes prior to the beginning of the call.  The call can be accessed at the Events section of the Investor Relations section of Vyyo’s website at http://www.vyyo.com.  A telephone replay will be available through Wednesday, February 13 by dialing 303-590-3000 and entering access code 11108107#.

About Vyyo Inc.

Vyyo Inc. (NASDAQ: VYYO) delivers to cable system operators a powerful, economic platform with fiber-like performance that extends their dominant bandwidth position over the competition and drives new revenues. Vyyo’s UltraBand™ spectrum overlay technology expands typical HFC (hybrid-fiber coax) network capacity in the “last mile,” cost-effectively offering the only solution that quadruples upstream and doubles downstream bandwidth to help operators deliver new, advanced residential and business services at a fraction of the cost of fiber deployments. Vyyo is based in Norcross, GA. For more information, please visit http://www.vyyo.com.

Safe Harbor Statement

Statements made in this press release relating to the future, including those related to the opportunities created for our customers given our ability to provide UltraBand™ solutions and our ability to dramatically increase upstream and downstream bandwidth, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business and results of operations to differ materially from those expressed or implied by such forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include among others: whether we will be able to accelerate the movement from development stage to deployment and establish meaningful commercial relationships with cable system operators; the current limited visibility available in the telecommunications and broadband access equipment markets; the willingness and ability of operators to adopt our new technology and apply it in a manner that meets customer demands; our ability to produce and distribute our UltraBand and T1 solutions in the quantities, and with the quality control, desired by the market; and other risks set forth in our annual report on Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q and other reports filed by us with the Securities and Exchange Commission from time to time. We assume no duty to update these statements.

All trademarks mentioned herein are the property of their respective owners.

Vyyo Inc.
Condensed Consolidated Statements of Operations
In Thousands, except per common share data

	Three months ended
	December 31,	September 30,	December 31,
	2007	2007	2006
	Unaudited	Unaudited	Unaudited
Revenues
Revenues	$799	$1,026	$413
Revenues, related party	1,526	1,560	1,343
Total Revenues	2,325	2,586	1,756
Cost of Revenues(1)
Cost of products sold	670	1,066	354
Cost of products sold, related party	1,321	1,492	1,085
Write-down of inventory	—	47	255
Insurance reimbursement for damaged inventory	—	—	(710)
Total Cost of Revenues	1,991	2,605	984

Gross Profit (Loss)	334	(19)	772

Operating Expenses (Income)(2)
Research and development	3,068	3,260	2,872
Sales and marketing	2,191	2,370	1,967
General and administrative	2,856	2,375	1,999
Other income - insurance reimbursement	—	—	(209)
Total Operating Expenses	8,115	8,005	6,629
Operating Loss	(7,781)	(8,024)	(5,857)

Financial Income	260	199	322
Financial Expenses	(889)	(822)	(910)
Loss before Income Taxes	(8,410)	(8,647)	(6,445)
Income Taxes	(69)	(67)	(88)
Loss for the Period	$(8,479)	$(8,714)	$(6,533)

Loss Per Share of Common Stock
Continuing operations	$(0.46)	$(0.47)	$(0.36)

Weighted Average Number of Shares of Common Stock Outstanding, basic and diluted	18,554	18,479	18,035

(1) Includes stock-based compensation	$17	$17	$23

(2) Includes stock-based compensation:
Research and development	$142	$162	$153
Sales and marketing	$450	$523	$343
General and administrative	$532	$604	$635

Vyyo Inc.

Condensed Consolidated Balance Sheet

In Thousands

	December 31,	September 30,	March 31,
	2007	2007	2007
	Unaudited	Unaudited	Unaudited

Assets
Current Assets:
Cash, cash equivalents and short-term investments	$12,733	$19,221	$31,154
Accounts receivable trade, net:
Related party	1,118	1,193	—
Other	396	623	468
	1,514	1,816	468
Inventory, net	3,094	2,145	2,320
Other current assets	1,141	2,067	923
Total Current Assets	18,482	25,249	34,865

Long-Term Assets:
Restricted cash	5,000	5,000	5,000
Property and equipment, net	1,392	1,444	1,662
Employee rights upon retirement funded	1,283	1,319	1,221
Debt issuance cost, net	127	135	150
Total Assets	$26,284	$33,147	$42,898

Liabilities and Capital Deficiency
Current Liabilities:
Accounts payable	$1,975	$2,139	$1,349
Accrued liabilities	5,480	5,712	8,140
Deferred revenues, related party	3,508	3,626	3,679
Promissory note	6,500	6,111	—
Total Current Liabilities	17,463	17,588	13,168

Long-Term Liabilities:
Promissory note	—	—	5,401
Convertible note	35,000	35,000	35,000
Liability for employee rights upon retirement	3,039	2,776	2,345
Total Liabilities	55,502	55,364	55,914

Total Capital Deficiency	(29,218)	(22,217)	(13,016)
Total Liabilities and Capital Deficiency	$26,284	$33,147	$42,898

###

PUBLIC RELATIONS:	INVESTOR RELATIONS
Paul Schneider	Walt Ungerer
Paul Schneider Public Relations, Inc.	EVP
(w) 215.702.9784	Vyyo Inc.
(m) 215.817.4384	678.282.8000

pspr@att.net

ir@vyyo.com